Intellinetics

NYSE American: INLX

Investor Presentation

October 16, 2024



Forward-Looking Statements

This presentation contains certain forward-looking statements, including expressions of future goals, projections, statements about future business, statements about new products and services, growth, synergies associated with prior acquisitions, intentions, beliefs, expectations, plans, strategies, anticipated future revenues, and any other statements that are not purely historical facts. These forward-looking statements involve several risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could cause or contribute to such differences include, but are not limited to the risks of the uncertain economic environment, our ability to execute on our business plans, market adoption of new products and services, and other risks and uncertainties set forth in Intellinetics' SEC filings, including but not limited to its most recent Form 10-K and subsequent SEC filings. Intellinetics undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this presentation.




NYSE CLOSING BELL®
JANUARY 30, 2023
INLX
LISTED
NYSE
AMERICAN
Intellinetics
INLX
LISTED
NYSE
AMERICAN
NEW YORK STOCK EXCHANGE

Investor Highlights

Intellinetics enables digital transformation, using digital technologies to enhance business processes to meet changing business and market requirements.

Large and growing addressable market

- Document Management: SaaS
  - Significant market, growing, with continued unmet needs
- Document Conversion: BPO/Document Processing
  - Significant market, growing, with continued unmet needs

Company has rapidly grown revenue and adjusted EBITDA

- Five-year (2019-2023) revenue CAGR: 46.6%
- Net Income improved from $(2.1M) in FY'19 to $0.5M in FY'23
- Adjusted EBITDA improved from $(0.9M) in FY'19 to $2.7M in FY'23

Company has successful track record of acquisitions

- 2022 acquisition of Yellow Folder doubled our K-12 customer base
- 61% of INLX revenue is recurring[2]

Strong balance sheet

- $1.7M in cash at 6/30/24
- $1.3M in debt principal after August 2024 $800k prepayment (as noted in earnings call)

NYSE American	INLX
Stock Price (10/10/24)	$13.35
Market Cap	$56.5M
52-week range	$3.76-$14.98
Shares Outstanding	4.11M
% Held by Insiders	27%
Avg. Volume (3 Mo)	7.0K

[1] See slide 4 for additional detail
[2] Please see the appendix for more information about our recurring revenue metrics.

Proven Leadership



Jim DeSocio
President and
Chief Executive Officer

XRS – EVP Field Operations
- Launched new mobile solution that changed the dynamics in Fleet Logistics space, selling 462 new customers in 22 months
- Successfully closed on sale of XRS to Omnitracs (Vista Equity Company) in October 2014

Antenna Software – EVP Sales and Business Development
- Grew bookings from $8M to $40M in four years
- Antenna sold to Pegasystems

Lawson Software – EVP Global Operations
- Grew company revenue 62% to $428M in three years
- Successful IPO in 2001



Matt Chretien
Co-Founder of Intellinetics and
Chief Strategy Officer

More than 20 years of experience in technology sales, consulting and software product life cycle management in the aerospace, public safety, government and select commercial markets.



Joe Spain
Chief Financial Officer

nChannel, Inc. – CFO
- Two years with angel-backed SAAS start-up

Mettler-Toledo International, Inc. – Head of Finance
- Head of finance for Canada (7 yrs.), Australia (4 yrs.) subsidiaries

KPMG
- Six years in public company accounting

Intellinetics Meets Market Needs

Solutions and Services that Enable and Accelerate Digital Transformation
Unlock Organizational Data into a Digital Asset

Software Solutions

- **Payables Automation**
- Content Management (ECM)
- Workflow Automation
- Digital Forms
- Advanced Capture

Business Process Outsourcing

- Digital Mailroom
- Claims Processing
- Billing and Invoice Services
- Inbound Document Processing

Document Processing

- Document Scanning Microfiche/Film
- Scan on Demand
- Records Storage

Software Solutions

Markets Served

	K-12	State & Local Government	SMB	Enterprise
YellowFolder (purpose built for K-12)	✓			
IntelliCloud Document Management	✓	✓	✓	
IntelliCloud Payables Automation	✓	✓	✓	✓

IPAS – IntelliCloud Payables Automation System

Transparency | Accountability | Efficiency | Accuracy

Our fully integrated IntelliCloud Payables Automation module utilizes AI to eliminate the costly manual steps in managing the accounts payable lifecycle.

- Eliminates error-prone tasks
- Provides real-time dashboard views into data
- Fraud detection and overpayment prevention

AP Automation North America

- 2021 = $0.92B
- CAGR 12.5% (2022-2030)

www.thebrainyinsights.com

AP Automation is a maturing market where we're bringing new tools and bundled solutions.

IntelliCloud PAYABLES AUTOMATION

AI-Driven Capture Services	GL Coding	Workflow Automation	Document Management

IPAS – Customer Acquisition Strategy

Partner Driven Strategy - The ERP Partner is the Customer

Benefits to Intellinetics	Benefits to ERP Partner
• Lowers customer acquisition costs	• Broad content services IP / software portfolio
• Eliminates barriers for us	• Proven track record
• Creates barriers for others in niche markets	• Turnkey operations model
• Industry agnostic	• Strong marketing / sales / technical support teams
• Integration provides stickiness	• Flexible and powerful integration tools
	• Rapid deployment versus homegrown options

IPAS – Competitive Advantages & Customer Results

FORRESTER

1. **User Experience**
   - Use of Color Innovations for Guidance
2. **AI Collaboration Panel**
3. **Modular Integration**
   - Premise / Cloud / Hybrid
   - Capabilities:
     - AI Capture
     - Workflow
     - Document Management Platform

**Single customer; results vary by customer.*

Customer's* Real-World Results

Tremendous Savings Realized with IPAS

ROI: 4 month payback of year 1 ARR and 1-time implementation

Savings Per Invoice Processed:	$20.38 (60%)
Number of Hours Saved Annually:	3,180
Reduction in Potential Duplicate Payments:	120/month to 0
5-Year Net Savings:	**$1,438,533**

Successful Track Record of Value-Added Acquisitions

Acquisitions have accelerated growth and enabled a transition to a SaaS model



$1.8
$2.5
$5.1
$5.2
$3.0
$6.0
$8.0
$3.5
$8.7
$2.5
$7.4
$4.1
$10.1
$3.6
$9.1
$4.1
1
2
3
2019
2020
2021
2022
2023
INLX
GSI
YellowFolder
Recurring

1 Recurring revenue now represents **approx. 61%** of total revenue[3]

2 Acquisitions have added over $12M in incremental, profitable revenue

3 Core business has grown approx. 10% on an annual basis

[3] Please see the appendix for more information about our recurring revenue metrics.

SaaS and Recurring Revenue: Building to the Future

Approximately **57%** of total Q2'24 revenue is recurring[5], improving predictability and profitability


15
13
11
9
7
5
3
1
-1
$ in millions
$0.8
$1.8
$3.2
$5.1
$5.4
$6.0
$5.3
$8.7
$6.8
$10.1
2019
2020
2021
2022
2023
Recurring
Non-recurring


2023 Revenue
30% SaaS
8% Support
17% BPO
5% Storage
40% Non-recurring

[5] Please see the appendix for more information about our recurring revenue metrics.

Full-Year Income Statement

$ 000's	2023	2022	2021	2020
	12 mos ended Dec 31			
Revenues	16,886	14,017	11,460	8,253
• *Revenue Growth*	*21%*	*22%*	*39%*	*225%*
Cost of revenues	6,322	5,108	4,517	3,262
Gross profit	10,564	8,909	6,943	4,991
• *GP %*	*63%*	*64%*	*61%*	*60%*
Earnout fair value	-	88	141	1,555
Transaction costs	-	355	-	636
Operating expenses	9,456	7,639	5,837	4,838
Operating profit(loss)	1,107	827	965	(2,038)
Debt extiguishment gain	-	-	845	287
Interest expense	(588)	(803)	(452)	(637)
Income tax benefit	-		-	188
Net income(loss)	519	24	1,358	(2,200)
Adj EBITDA*	2,745	2,414	1,670	803

*see reconciliation to Adjusted EBITDA at Appendix

Second Quarter 2024 Performance

- Grew revenue 9% to $4.6M
- Growth was completely organic
- SaaS revenue increased 9.6% and professional service revenue grew 15.8%
- Earnings Per Share (diluted) of $0.02 vs. $0.03
- Net Income $75k vs $136k
- Adj EBITDA up 7.1% $698K vs. $652K



Revenue
$4.6
$4.3
$2.0
$1.8
$2.6
$2.5
In millions
Q2 2024
Q2 2023
Recurring
Non-recurring



Profitability
$698.2
$651.6
$75.1
$135.7
In thousands
Q2 2024
Q2 2023
Net Income
Adjusted EBITDA

Intellinetics
KNOWLEDGE IN MOTION

Balance Sheet and Capital Structure

Balance Sheet	6/30/2024	12/31/2023
Cash	$1.7M	$1.2M
Total Assets	$18.9M	$19.0M
Deferred Revenues	$2.8M	$2.9M
Debt Principal	$2.1M*	$3.0M
Total Liabilities	$8.5M	$9.3M

*$1.3M principal after August 2024 prepayment of $800k, as mentioned in our August earnings call.

Shares Outstanding: **4.11M**

Weighted Avg Diluted Shares: **4.11M**

Preferred Stock: **NONE**

Warrants: **0.26M**

Insider Ownership: **27%**

Intellinetics
KNOWLEDGE IN MOTION

Intellinetics

Thank You!

Jim DeSocio, President and CEO

Joe Spain, CFO

NYSE American: INLX

This presentation can be found at www.intellinetics.com



NEW YORK STOCK EXCHANG

Appendix

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics' financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define "Adjusted EBITDA" as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

	For the Three Months Ended June 30	
	2024	2023
Net Income (loss) (GAAP)	$75,050	$135,734
Interest expense, net	$97,056	$160,654
Depreciation and amortization	$274,638	$239,803
Stock-based compensation	$251,473	$115,455
Adjusted EBITDA	$698,217	$651,646

	For the Year Ended December 31	
	2023	2022
Net Income (Loss) (GAAP)	$519,266	$24,027
Interest expense, net	$588,203	$803,294
Depreciation and amortization	$974,527	$722,197
Stock-based compensation	$662,653	$421,450
Transaction costs	-	$355,281
Change in fair value of earnout liabilities	-	$87,652
Adjusted EBITDA	$2,744,649	$2,413,901

Appendix

Recurring Revenue: Recognized revenue for any applicable period that we characterize as being recurring in nature, without regard to contract start or end dates or renewal rates. It includes the following revenue types: SaaS subscription agreements, maintenance contracts related to perpetual software licenses, storage and retrieval services, and professional services revenues in the nature of business process outsourcing. It excludes revenues of a type that are not expected to recur, primarily perpetual licenses, most document conversion services, and other professional services that are project based. Recurring revenue is not determined by reference to deferred revenue, unbilled revenue, or any other GAAP financial measure over any period, so the Company has not reconciled the Recurring Revenues to any GAAP measure. Recurring revenue should not be extrapolated into a precise prediction of future revenues, because it does not take into account our contract start and end dates and our renewal rates. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Intellinetics' recurring revenue streams versus prior periods.

Reconciliation of revenues to recurring revenues for Quarter and six months ended June 30, 2024

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2024	2023	2024	2023
Revenues as reported:				
Sale of software	$ 14,933	$ 63,646	$ 20,712	$ 78,939
Software as a service	1,400,591	1,277,918	2,805,744	2,516,350
Software maintenance services	353,966	349,139	711,949	698,681
Professional services	2,662,358	2,298,316	5,142,036	4,597,605
Storage and retrieval	209,745	269,411	468,236	553,688
	$ 4,641,593	**$ 4,258,430**	**$ 9,148,677**	**$ 8,445,263**
Revenues - recurring only:				
Sale of software - recurring	$ -	$ -	$ -	$ -
Software as a service - recurring	1,311,644	1,182,483	2,647,089	2,359,816
Software maintenance services - recurring	353,966	349,139	711,949	698,681
Professional services - recurring	773,908	705,023	1,586,491	1,374,707
Storage and retrieval - recurring	190,303	230,609	412,993	465,611
	$ 2,629,821	**$ 2,467,254**	**$ 5,358,522**	**$ 4,898,815**
Revenues - non-recurring only:				
Sale of software - non-recurring	$ 14,933	$ 63,646	$ 20,712	$ 78,939
Software as a service - non-recurring	88,947	95,435	158,655	156,534
Software maintenance services - non-recurring	-	-	-	-
Professional services - non-recurring	1,888,450	1,593,293	3,555,545	3,222,898
Storage and retrieval - non-recurring	19,442	38,802	55,243	88,077
	$ 2,011,772	**$ 1,791,176**	**$ 3,790,155**	**$ 3,546,448**
Total recurring and non-recurring revenues	**$ 4,641,593**	**$ 4,258,430**	**$ 9,148,677**	**$ 8,445,263**

Note 1 – Software as a service non-recurring revenue is comprised of professional services setup fees which are recognized ratably over the initial contract period. They do not renew, and are therefore non-recurring. Under ASC 606, they are deemed essential to the functionality of the subscription Software as a service, and are therefore recognized together with the subscription Software as a service revenue.